UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2007

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 10, 2007, Ronald M. DeFeo, the Chairman and Chief Executive Officer of Terex Corporation (the “Company”), adopted a pre-arranged stock trading plan to exercise certain options to purchase shares of common stock of the Company and to sell the common stock received upon exercise of these options. This stock trading plan is part of Mr. DeFeo’s individual long-term investment strategy, which includes asset diversification and liquidity goals. Stock trading under this plan is scheduled to commence in May 2007 and may continue through May 2008.

Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) allows officers and directors of public companies to adopt written stock trading plans when they are not in possession of material, non-public information. Once a Rule 10b5-1 trading plan is established, the insider retains no discretion over sales pursuant to the plan, and trades under the plan can be executed at later dates without regard to any subsequent material non-public information that the insider may receive. The stock trading plan put into place by Mr. DeFeo was adopted in accordance with guidelines specified under Rule 10b5-1 and the Company’s policies regarding stock transactions.

All sales by Mr. DeFeo pursuant to his Rule 10b5-1 stock trading plan will be disclosed publicly through Form 4 filings with the SEC. The Form 4 filings will also be available through the Company’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2007

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President,
Secretary and General
Counsel